SPENGLER CARLSON GUBAR BRODSKY & FRISCHLING
                    520 MADISON AVENUE. NEW YORK. N.Y. 10022

BURTON J. AHRENS
FREDRIC L. ALTSCHULER                                       OF COUNSEL
EOWARO BROOSKY
ROBERT S. CARLSON                                           JAY G. BARIS
JEFFREY B. COBB                                             BURTON N. BROMSON
EDMOND M. COLLER                                            JULES BUCHWALD
WALTER M. EPSTEIN                                           JOHN J. NOVAK, JR.
CARL FRISCHLING
SARAH S. GOLD                                               TELEPHONE
ADIN C. GOLDBERG                                            (212) 935-5000
ROBERT S. GREENBAUM
LEONARD GUBAR                                               CABLE "ROCKSCOURT"
MOWARO S. JACOBS
GREGORY KATZ                                                TELEX 12-7596
TALBERT I. NAVIA
SUSAN J. PENRY-WILLIAMS                                     TELECOPIER
BRUCE A. RICH                                               (212) 935-8084
AUDREY A. ROHAN                                             (212) 935-8085
SILAS SPENGLER
RICHARD P. SWANSON                         June 22, 1989
MARC D. TEITELBALIM
DANIEL C. WALDEN
STEVE N L. WASSERMAN

Cortland Trust
Three University Plaza
Hackensack, New Jersey 07601

Cortland Trust
Registration No. 2-94935

Dear Sirs:

     We have acted as counsel for Cortland Trust, Inc., a Maryland corporation (the "Corporation") in connection with the proposed Agreement and Plan of Reorganization and Liquidation (the "Agreement") between the Corporation and Cortland Trust, a Massachusetts business trust (the "Trust"). In connection with the plan of reorganization and liquidation of the Trust provided for in the Agreement, the Corporation has requested that we render to the Trust and the Corporation the opinion set forth below.

     As counsel for the Corporation, we have reviewed the Articles of Incorporation of the Corporation, its by-laws, resolutions of the directors of the Corporation and the registration statement on Form N-IA (Registration No. 2-94935) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, (including exhibits thereto). We have also made such inquiries

SPENGLER CARLSON GUBAR BRODSKY & FRISCHLING
Cortland Trust
Cortland Trust, Inc.
June 22, 1989
Page -2-

of the Trust and the Corporation and have examined originals, certified copies or copies otherwise identified to our satisfaction of such documents, records and other instruments of the Trust and the Corporation as we have deemed necessary or Appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to the original documents of all copies submitted. In addition, we have relied upon the attached opinion of Venable, Baetjer and Howard as to matters of Maryland law.

     The opinions expressed herein are limited to matters of law which govern the due organization of the Corporation and the authorization and issuance of its shares of common stock, par value $.001. We are members of the Bar of the State of New York and do not hold ourselves out as experts as to the law of any other state or jurisdiction. Based upon and subject to the foregoing, we are of the opinion, and so advise you, as follows:

     1. The Corporation has been duly organized as a corporation in good standing under the laws of its state of incorporation.

     2. The shares of the Corporation's common stock to be issued pursuant to the Agreement have been duly authorized and, assuming the due authorization, execution and delivery of the Agreement by the Corporation and the Trust and upon consummation of the reorganization provided for therein in accordance with the terms set forth in the Agreement, will have been validly and legally issued and will be fully paid and nonassessable shares of common stock of the Corporation.

     3. The shares of Common Stock of the Corporation to be offered for sale pursuant to the Prospectus are duly authorized and, when sold, issued and paid for as contemplated by the Prospectus, will have been validly and legally issued and will be fully paid and nonassessable shares of common stock of the Corporation.

     We consent to the filing of this opinion as an exhibit to the Post-Effective Amendment to the Registration Statement to be filed on behalf of the Trust and to the references therein to our firm as Counsel to the Corporation.

                               Very truly yours,

                               SPENGLER CARLSON GUBAR BRODSKY & FRISCHLING

                           VENABLE, BAETJER AND HOWARD
                                ATTORNEYS AT LAW
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

WASHINGTON, D.C. OFFICE           1800 MERCANTILE BANK & TRUST BUILDING
     SUITE 1200                           2 HOPKINS PLAZA
1301 PENNSYLVANIA AVENUE. N.W.      BALTIMORE, MARYLAND 21201-2978
 WASHINGTON, D.C. 200041701                (301) 244-7400
    (202) 662-4300                          TELEX 898032


Virginia Office                              Rockville, MD Office
Suite 400                                    502 Sovran Bank Building
2010 Corporate Ridge                         255 North Washington Street
McLean, Virginia 22102-7804                  P.O. Box 1906
(703) 760-1600                               Rockville, MD 20850
                                             (301) 340-9700

                                 June 22, 1989

Spengler Carlson Gubar Brodsky
   & Frischling
520 Madison Avenue
New York, New York 10022

Re:  Cortland Trust. Inc

Gentlemen:

     We have acted as special Maryland counsel for Cortland Trust, Inc., a Maryland corporation (the "Fund"), inconnection with the organization of the Fund, the Agreement and Plan of Reorganization and Liquidation (the "Agreement") between the Fund and Cortland Trust, a Massachusetts business trust (the "Trust") and the issuance of shares of the Fund's common stock.

     As Maryland counsel for the Fund, we have reviewed its Charter and Bylaws and the Agreement. We have examined the Prospectus included in the Post-Effective Amendment to its Registration Statement on Form N-1A, substantially in the form in which it is to become effective (the "Prospectus"), and have examined and relied upon such corporate records of the Fund and other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein. We have assumed without independent verification the genuineness of all signatures and the conformity with originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion and so advise you that:

1. The Fund is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland.

Spengler Carlson Gubar Brodsky
& Frischling
Page 2

     2. The shares of the Fund's common stock to be issued pursuant to the Agreement have been duly authorized and, assuming the due authorization, execution and delivery of the Agreement by the Fund and the Trust and upon consummation of the reorganization provided for therein in accordance with the terms set forth in the Agreement, will have been validly and legally issued and will be fully paid and nonassessable shares of common stock of the Fund under the laws of the State of Maryland.


     3. The shares of Common Stock of the Fund to be offered for sale pursuant to the Prospectus are duly authorized and, when sold, issued and paid for as contemplated by the Prospectus, will have been validly and legally issued and will be fully paid and nonassessable shares of common stock of the Fund under the laws of the State of Maryland.

     This letter expresses our opinion as to the Maryland General Corporation Law governing matters such as due organization and the authorization and issuance of stock, but does not extend to the securities or "Blue Sky" laws of Maryland or to federal securities or other laws.

     You may rely upon our foregoing opinion in rendering your opinion to the Fund which is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement. We do not thereby admit that we are "experts" as that term is used in the Securities Act of 1933 and the regulations thereunder.

Very truly yours,

Venable, Baetjer and Howard